Exhibit 10.15

EIGHTH AMENDMENT TO LEASE
THIS EIGHTH AMENDMENT (this “Amendment”) is made and entered into as of February 24, 2016, by and between RAR2-CLEARVIEW BUSINESS PARK OWNER, LLC, a Delaware limited liability company (“Landlord”), and GOPRO, INC., a Delaware corporation (“Tenant”).
RECITALS

A.
Landlord (as successor in interest to Locon San Mateo, LLC, a Delaware limited liability company) and Tenant (formerly known as Woodman Labs, Inc., a Delaware corporation, successor in interest to Woodman Labs, Inc., a California corporation) are parties to that certain Office Lease Agreement dated November 1, 2011 (the “Original Lease”), as amended by that certain First Amendment to Office Lease Agreement fully executed on or about August 29, 2012, that certain Second Amendment to Office Lease Agreement dated as of September 11, 2012, that certain Third Amendment to Office Lease Agreement fully executed on or about September 17, 2012, that certain Fourth Amendment to Office Lease Agreement dated as of March 5, 2013, that certain Fifth Amendment to Office Lease Agreement dated as of August 20, 2013, that certain Sixth Amendment to Lease dated December 19, 2014 (the “Sixth Amendment”), and that certain Seventh Amendment to Lease dated as of November 23, 2015 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space totaling 311,194 rentable square feet (the “Premises”), containing: (i) 45,435 rentable square feet comprising the entire building located at 3000E Clearview Way, San Mateo, California (“Building E”); (ii) 37,222 rentable square feet comprising the entire building located at 3000F Clearview Way, San Mateo, California (“Building F”); (iii) 9,666 rentable square feet comprised of (a) 1,728 rentable square feet known as Suite C (formerly known as the marketing suite) on the first floor of the building commonly known as Building A located at 3155 Clearview Way, San Mateo, California (“Building A”) and (b) 7,938 rentable square feet known as Suite A (formerly known as the shell space) on the first floor of Building A; (iv) 4,810 rentable square feet known as Suite B located on the first floor of Building A; (v) 1,342 rentable square feet known as Suite D located on the first floor of Building A; (vi) 16,674 rentable square feet known as Suite 200 on the second floor of Building A, (vii) 860 rentable square feet described as the lobby area of Building A; (viii) 17,364 rentable square feet known as Suite 300 in Building A; (ix) 66,945 rentable square feet comprising the entire building located at 3125 Clearview Way, San Mateo, California (“Building B”); and (x) 110,876 rentable square feet comprising the entire building to be built by Landlord and which will be commonly known as Building D located at 3025 Clearview Way, San Mateo, California (“Building D”) (Building A, Building B, Building D, Building E and Building F are collectively referred to herein as the “Buildings”). The Buildings are a part of the property commonly known as Clearview Business Park.

B.
Pursuant to the Sixth Amendment, Landlord granted Tenant an improvement allowance in an amount up to $133,890.00 (the “Allowance”) in connection Tenant’s performance of certain improvements to a portion of the Premises, all as further described in the Sixth Amendment. Pursuant to the Sixth Amendment, Tenant must submit a request for payment of the entire Allowance to Landlord by February 29, 2016 (the “Allowance Expiration Date”). Tenant has requested and Landlord has agreed to postpone the Allowance Expiration Date to a later date, on and subject to the following terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Amendment. Notwithstanding anything to the contrary contained in Section 3 of Exhibit “B” to the Sixth Amendment, Tenant must submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in Exhibit “B” to the Sixth Amendment by May 31, 2016 (the “Extended Allowance Expiration Date”). If Tenant does not submit a request for payment of the entire Allowance to Landlord by the Extended Allowance Expiration Date, any unused amount of the Allowance shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.

2.	Miscellaneous.

2.1
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless expressly set forth in the Lease or this Amendment.

2.2
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.3
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.4
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

2.5
Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an event of default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

2.6
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Buildings. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

RAR2-CLEARVIEW BUSINESS PARK OWNER, LLC,		GOPRO, INC.,
a Delaware limited liability company		a Delaware corporation

By: RAR2-Clearview Business Park Member		By:	/s/ Brian McGee
QRS, LLC, a Delaware limited liability company,		Name:	Brian McGee
its Investor Member and Manager		Title:	VP Finance
		Dated:	Feb 24, 2016
By: RREEF America, L.L.C.,
a Delaware limited liability company,
its Authorized Agent

By:	/s/ Lisa Vogel
Name:	Lisa Vogel
Title:	Vice President
Dated:	3-4 ,2016

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